UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 28, 2010

PHILLIPS-VAN HEUSEN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-07572	13-1166910
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 Madison Avenue, New York, New York		10016
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (212) 381-3500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

     (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

     (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On December 28, 2010, Phillips-Van Heusen Corporation (the “Company”) entered into the Second Amendment to the Second Amended and Restated Employment Agreement (the “Amendment”) with Allen Sirkin, the Company’s President and Chief Operating Officer.  The Amendment modifies the Second Amended and Restated Employment Agreement, dated as of December 23, 2008, between the Company and Mr. Sirkin (as amended on January 29, 2010, the “Agreement”).

The Amendment (i) extends the term of Mr. Sirkin’s employment from the date of the annual meeting of stockholders of the Company to be held in calendar year 2011 to the date of the annual meeting of stockholders of the Company to be held in calendar year 2012; (ii) adds to Mr. Sirkin’s duties the requirement that he assist in the integration of Tommy Hilfiger B.V. and its related companies with and into the existing businesses of the Company; (iii) eliminates the tax “gross-up” that would otherwise be payable to Mr. Sirkin if he becomes subject to the excise tax on excess parachute payments under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”); and (iv) simplifies the formula used to determine payouts to Mr. Sirkin in the event that he is terminated without “cause” or he terminates his employment for “good reason”.

To mitigate the potential adverse effect of having to pay the excise tax as a result of the elimination of the tax gross-up, the Amendment also provides that if the severance (payments and benefits) to be received by Mr. Sirkin would subject him to the excise tax, his severance would be reduced by the amount required to avoid the imposition of the excise tax, if such a reduction would give Mr. Sirkin a better after-tax result than if he had received the full severance amount and paid the excise tax.

In the event that Mr. Sirkin's employment is terminated without “cause” or he terminates his employment for “good reason”, Mr. Sirkin will be entitled to receive an amount equal to two times the sum of his base salary plus an amount equal to the bonus that would be payable if “target” level performance were achieved under the Company’s annual bonus plan (if any) in respect of the fiscal year during which the termination occurs (or the prior fiscal year if bonus levels have not yet been established for the year of termination).  Previously, Mr. Sirkin was entitled to two times the sum of his salary plus an amount equal to the percentage of his base salary that his “target” level were set at under the Company’s annual bonus plan (if any) in respect of the fiscal year prior to the year during which the termination occurs.

The Amendment is attached as Exhibit 10.1 to this Report.

The following is a summary of the material terms and conditions of the Agreement, as amended by the Amendment (the “Amended Agreement”):

The Amended Agreement outlines the compensation and benefits to be paid to Mr. Sirkin, as well as sets forth his rights to severance upon termination of employment and the restrictive covenants in the Company’s favor to which he has agreed.

Generally, Mr. Sirkin is entitled to severance only if his employment is terminated by the Company without “cause” or if he terminates his employment for “good reason.”  “Cause” is generally defined as (1) gross negligence or willful misconduct in Mr. Sirkin’s performance of the material responsibilities of his position, which results in material economic harm to the Company or its affiliates or in reputational harm causing demonstrable injury to the Company or its affiliates; (2) Mr. Sirkin’s willful and continued failure to perform substantially his duties (other than any such failure resulting from incapacity due to physical or mental illness); (3) Mr. Sirkin’s conviction of, or plea of guilty or nolo contendere to, a felony within the meaning of U.S. Federal, state or local law (other than a traffic violation); (4) Mr. Sirkin’s having willfully divulged, furnished or made accessible any confidential information (as defined); or (5) any act or failure to act by Mr. Sirkin, which, under the provisions of applicable law, disqualifies him from acting in his position.  “Good reason” is generally defined as (i) the assignment to Mr. Sirkin  of any duties inconsistent in any material respect with his position or any other action that results in a material diminution in such position; (ii) a reduction of his base salary; (iii) the taking of any action that substantially diminishes (A) the aggregate value of Mr. Sirkin’s total compensation opportunity, and/or (B) the aggregate value of the employee benefits provided to him; provided, however, that the failure to make any awards under the Company’s equity plan with respect to the Company’s 2012 fiscal year or performance cycles beginning with such fiscal year and/or to make awards with lower payouts or values than for prior performance periods shall not be taken into consideration in the determination of whether Good Reason exists; (iv) requiring that Mr. Sirkin’s services be rendered primarily at a location or locations more than 35 miles from the Company’s principal executive offices; or (v) the Company’s failure to require any successor to assume expressly and agree to perform Mr. Sirkin’s employment agreement.

In the event of a termination of employment without cause or for good reason (other than during the two-year period after a change in control), Mr. Sirkin is entitled, subject to executing a release of claims in the Company’s favor, to two times the sum of his base salary plus an amount equal to the bonus that would be payable if “target” level performance were achieved under the Company’s annual bonus plan (if any) in respect of the fiscal year during which the termination occurs (or the prior fiscal year if bonus levels have not yet been established for the year of termination).  All such payments are payable in accordance with the Company’s payroll schedule in 48 substantially equal installments.  The Amended Agreement provides that during the two-year period following Mr. Sirkin’s termination of employment without cause or for good reason (other than during the two-year period after a change in control), medical, dental, life and disability insurance coverages are continued for Mr. Sirkin (and his family, to the extent participating prior to termination of employment), subject to cessation if he obtains replacement coverage from another employer (although there is no duty to seek employment or mitigate damages).  Mr. Sirkin is required to pay the active employee rate, if any, for such coverage.

Mr. Sirkin also is entitled, subject to executing a release of claims in the Company’s favor, to severance upon the termination of his employment by the Company without cause or by him for good reason within two years after a “change in control” of the Company (as defined in the Agreement).  In either such case, he will receive an aggregate amount equal to two times the sum of his base salary plus an amount equal to the bonus that would be payable if “target” level performance were achieved under the Company’s annual bonus plan (if any) in respect of the fiscal year during which the termination occurs (or the prior fiscal year if bonus levels have not yet been established for the year of termination).  This amount will be paid in a lump sum, if the change in control constitutes a “change in the ownership” or a “change in the effective control” of the Company or a “change in the ownership of a substantial portion of a corporation’s assets” (each within the meaning of Section 409A of the Code).  This amount will be paid in 48 substantially equal payments, if the change in control does not constitute a “change in the ownership” or a “change in the effective control” of the Company or a “change in the ownership of a substantial portion of a corporation’s assets” under Section 409A.  Mr. Sirkin also receives comparable medical, dental, life and disability insurance coverage for himself and his family for the two-year period immediately following such a termination.

Notwithstanding the foregoing, the Amended Agreement provides that if Mr. Sirkin’s receipt of the foregoing severance would subject him to the excise tax on excess parachute payments under Section 4999 of the Code, his severance would be reduced by the amount required to avoid the excise tax if such a reduction would give Mr. Sirkin a better after-tax result than if he had received the full severance amount.

The Amended Agreement also includes certain restrictive covenants in favor of the Company.  The covenants include prohibitions during and following employment against his use of confidential information and soliciting the Company’s employees for employment by himself or anyone else and, other than following a termination without cause or for good reason, competing against the Company or accepting employment with a competitor and interfering with the Company’s business relationships.

Item 9.01

Financial Statements And Exhibits.

 (d)

Exhibits:

Exhibit           Description

10.1

Second Amendment to Second Amended and Restated Employment Agreement, dated December 28, 2010, between Phillips-Van Heusen Corporation and Allen Sirkin

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS-VAN HEUSEN CORPORATION

By:	/s/ Mark D. Fischer
Mark D. Fischer, Senior Vice President

Date: December 30, 2010

Exhibit Index

Exhibit

Description

10.1

Second Amendment to Second Amended and Restated Employment Agreement, dated December 28, 2010, between Phillips-Van Heusen Corporation and Allen Sirkin